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                                                                    EXHIBIT 10.1








                                ESCROW AGREEMENT







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                                ESCROW AGREEMENT


         ESCROW AGREEMENT, made and entered into as of the     day of          ,
2001, by and among Grafton State Bank, a Wisconsin banking corporation ("Escrow Agent"), Harp & Eagle, Ltd, a Wisconsin corporation ("Company"), and J.E. Liss & Company, Inc., a Wisconsin corporation registered as a broker-dealer under the Securities Exchange Act of 1934, as amended ("Managing Placement Agent").

                                   WITNESSETH:

         WHEREAS, the Company proposes to offer, offer for sale and sell to the public up to 1,000,000 shares of its common stock, par value $0.0001 per share ("Common Stock"), at an initial offering price of $ per share ("Offering");

         WHEREAS, a registration statement on Form SB-2 with respect to the Common Stock, including a form of prospectus, has been filed by the Company with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended ("Securities Act"). One or more amendments to or changes in such registration statement have been or may be so filed, and a final form of prospectus will be filed with the Commission upon the effectiveness of such registration statement. Such registration statement (including all exhibits thereto), as amended at the time it becomes effective and at the time each post-effective amendment thereto becomes effective, and the final prospectus filed upon the effectiveness of such registration statement or post-effective amendment (including any supplements to such final prospectus filed following such effectiveness) are referred to herein, respectively, as the "Registration Statement" and the "Prospectus";

         WHEREAS, the Managing Placement Agent and such other member firms of the National Association of Securities Dealers, Inc. ("NASD") as may be designated by the Managing Placement Agent, in its discretion, to participate in the distribution of the Common Stock (the Managing Placement Agent and such additional broker- dealers, if any, being hereinafter collectively referred to as the "Selected Placement Agents") are entitled to receive selling commissions and expense allowances in connection with the distribution of the Common Stock, as set forth in a certain selling agreement between the Managing Placement Agent and the Company, dated July 24, 2000 ("Managing Placement Agent Agreement");

         WHEREAS, the Managing Placement Agent Agreement, the Registration Statement and the Prospectus provide that amounts tendered by investors in payment of the subscription price for Common Stock, including checks, cash and cash equivalents ("Subscription Proceeds"), shall be deposited and held in escrow in a segregated account until such Subscription Proceeds are disbursed by the Escrow Agent pursuant to this Agreement; and

         WHEREAS, unless subscriptions for not less than 60,000 shares of Common Stock are accepted by the Company and fully paid for on or before the Termination Date, the Offering will terminate, and no Common Stock will be sold. "Termination Date" means the date which is 120 days after the date upon which the Registration Statement first becomes effective under the Securities Act (which effective date shall also be the date of the Prospectus).

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Escrow. From the date hereof through and including (i) the date of the final disbursement of funds pursuant to this Agreement or (ii) termination of the Offering pursuant to Section 12 of the Managing Placement Agent Agreement, whichever later occurs, the Escrow Agent shall act as escrow agent and shall receive and disburse all Subscription Proceeds and earnings, if any, thereon in accordance with the terms of this Agreement. The Escrow Agent hereby represents to the Company and to each Selected Placement Agent that it is a "bank" as such term is defined by Section 3(a)(6) of the Securities Exchange Act of 1934, as amended ("Exchange Act").



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         2.   Deposit Procedure.

         (a) The Escrow Agent shall establish an appropriate segregated account ("Escrow Account") designated as the "Harp & Eagle, Ltd. Escrow Account," or with such other appropriate designation as shall be assigned by the Escrow Agent and communicated to the Company and the Managing Placement Agent. The Escrow Agent shall cause all Subscription Proceeds transmitted to it by the Selected Placement Agents to be held in the Escrow Account. All checks received by the Escrow Agent are to be held uncashed until required to be submitted for collection pursuant to paragraph 2(b) of this Agreement.

         (b) All Subscription Proceeds received by the Selected Placement Agents shall be delivered to the Escrow Agent, at 101 Falls Road, Grafton, Wisconsin 53024, by 12:00, noon, on the business day following receipt thereof by a Selected Placement Agent, together with a schedule of such payments and the subscriptions represented thereby. Provided that the Escrow Agent shall have received with respect to each subscription for Common Stock (i) Facsimile Notice (as defined herein) from the Company that a subscription has been received by the Company and (ii) Subscription Proceeds in the amount required to pay in full for such subscription, delivered by a Selected Placement Agent as aforesaid, the Escrow Agent shall immediately commence the collection process (as applicable) with respect to such Subscription Proceeds. Any payment item which is returned to the Escrow Agent on its initial presentation for payment need not again be presented for collection. The Facsimile Notice provided for in this paragraph shall be given by the Company not more than five (5) days following receipt by the Escrow Agent of such Subscription Proceeds and not less than two (2) business days prior to any disbursement of Subscription Proceeds by the Escrow Agent pursuant to this Agreement.

         (c) If a subscription is not accepted by the Company, the Company shall, within five (5) days following its receipt from a Selected Placement Agent of such subscription, provide the Escrow Agent with Facsimile Notice (as defined herein) of the name of the rejected subscriber, the address of the rejected subscriber, and the amount of Subscription Proceeds received from such rejected subscriber and delivered to the Escrow Agent by a Selected Placement Agent, as reported to the Company pursuant to the Managing Placement Agent Agreement.

         (d) If the Escrow Agent is holding collected funds with respect to a rejected subscription, the Escrow Agent shall promptly remit the full amount of Subscription Proceeds received by a Selected Placement Agent and delivered to the Escrow Agent, without interest thereon or deduction therefrom, to the rejected subscriber at the address provided by the Company. If the Escrow Agent has presented the Subscription Proceeds of a rejected subscriber for collection but has not yet collected funds, the Escrow Agent shall, promptly upon collection of such funds, remit the full amount of Subscription Proceeds received by a Selected Placement Agent and delivered to the Escrow Agent, without interest thereon or deduction therefrom, to the rejected subscriber at the address provided by the Company. If the Escrow Agent has not yet presented the Subscription Proceeds of a rejected subscriber for collection, the Escrow Agent shall promptly return in full the Subscription Proceeds received by a Selected Placement Agent and delivered to the Escrow Agent in the form so received and delivered, without interest thereon or deduction therefrom, to the rejected subscriber at the address provided by the Company.

         3. Investment of Escrow Funds. The Escrow Agent shall invest all funds held in the Escrow Account (including earnings, if any, thereon) in United States government securities or securities guaranteed by the United States, certificates of deposit of banks located in the United States or any other investment, provided, in each case, that such investment is permitted by Rule 15c2-4, promulgated by the Securities and Exchange Commission under the Exchange Act ("Rule 15c2-4"), and NASD Notice to Members 84-7. Such investments shall be made in a manner consistent with the requirement that the Subscription Proceeds be available for delivery by the Escrow Agent at the times described herein. The parties hereto recognize that there may be a forfeiture of interest in the event of early withdrawal from an interest-bearing account of investment.

         4.   Initial Closing.

         (a) If the Escrow Agent shall (i) be holding in escrow collected funds representing Subscription Proceeds in an amount equal to the full purchase price of 60,000 shares of Common Stock and (ii) have received from the Company and the Managing Placement Agent, on or before the Termination Date and the Initial Closing Date, respectively, the Facsimile Notice (as defined herein) and related Confirmation (as defined herein) described in



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paragraph 4(b) hereof, then the Escrow Agent shall disburse the collected funds then held in the Escrow Account (less fees of the Escrow Agent as provided herein) to the Company and to the Managing Placement Agent, as provided herein and subject to the provisions hereof, at the Initial Closing. As used in this Agreement, the terms "Initial Closing" and "Initial Closing Date" shall have the meanings ascribed to such terms in Section 4(g) of the Managing Placement Agent Agreement; the Initial Closing shall be scheduled as provided therein.

         (b) On or before the Termination Date, the Escrow Agent shall have received Facsimile Notice (as defined herein) from the Company and the Managing Placement Agent that all conditions precedent to the disbursement of Subscription Proceeds on the Initial Closing Date (including without limitation all of the conditions set forth in Section 9 of the Managing Placement Agent Agreement) have been fully satisfied as required under the Prospectus, the Managing Placement Agent Agreement, Rule 15c2-4 and/or NASD Notices to Members 84-64 and 84-7, specifically certifying that subscriptions for not less than 60,000 shares of Common Stock have been received and accepted by the Company on or before the Termination Date; Confirmation (as defined herein) of such Facsimile Notice shall be delivered to the Escrow Agent on or before the Initial Closing Date, dated as of the Initial Closing Date.

         (c) Provided that the Escrow Agent shall have (i) received and be holding in escrow collected Subscription Proceeds as required under paragraph 4(a) hereof, (ii) received the Facsimile Notice (as defined herein) required under paragraph 4(b) hereof on or before the Termination Date and (ii) received Confirmation (as defined herein) of the Facsimile Notice required under paragraph 4(b) hereof on or before the Initial Closing Date, the Escrow Agent shall, on the Initial Closing Date, disburse the collected funds then held in the Escrow Account as follows: First, to the Escrow Agent in the amount of any fees then due and payable to such Agent (which shall not exceed on the Initial Closing Date the aggregate earnings, if any, on funds held in the Escrow Account, determined as of the business day immediately preceding such Closing
Date); Second, to the Managing Placement Agent in an amount equal to the aggregate selling commissions and expense allowances then due and payable to the Selected Placement Agents pursuant to the Managing Placement Agent Agreement; and Third, to the Company in the amount of any balance then remaining in the Escrow Account.

         (d) If any of the conditions described in paragraphs 4(a) and 4(b) hereof shall not have been fully satisfied at the close of business on the date (Termination Date or Initial Closing Date) specified herein for such compliance, the Escrow Agent shall promptly return all Subscription Proceeds directly to subscribers, with interest thereon at its passbook rate for the period held in escrow, and the escrow provided for herein shall thereupon terminate.

         5.   Additional Closings.

         (a) Subsequent to the Initial Closing Date, the collected funds then held in the Escrow Account shall be disbursed by the Escrow Agent from time to time, as provided in Section 4(g) of the Managing Placement Agent Agreement, at one or more Additional Closings. As used herein, the terms "Additional Closing" and "Additional Closing Date" shall have the meanings ascribed to such terms in
Section 4(g) of the Managing Placement Agent Agreement; Additional Closings shall be scheduled as provided in such Agreement; provided, however, that no Additional Closing shall occur less than seven (7) days nor more than thirty
(30) days following the immediately preceding Closing.

         (b) Prior to the disbursement of collected funds held in the Escrow Account at any Additional Closing, the Escrow Agent shall have received Facsimile Notice (as defined herein) from the Company and the Managing Placement Agent that all conditions precedent to such disbursement by the Escrow Agent (including without limitation all of the conditions set forth in Section 9 of the Managing Placement Agent Agreement) have been fully satisfied as required under the Prospectus, the Managing Placement Agent Agreement, Rule 15c2-4 and NASD Notices to Members 84-64 and 84-7. The Facsimile Notice from the Company and the Managing Placement Agent provided for in this paragraph 5(b) must be received by the Escrow Agent not less than two (2) business days prior to such Additional Closing Date; Confirmation (as defined herein) of such Facsimile Notice shall be delivered to the Escrow Agent by the Company and the Managing Placement Agent on or before such Additional Closing Date, dated as of such Additional Closing Date.


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         (c) Provided that the Facsimile Notice (as defined herein) required under paragraph 5(b) hereof shall have been received by Escrow Agent not less than two (2) business days prior to, and confirmed in writing on or before, each Additional Closing Date, the Escrow Agent shall, on such Additional Closing Date, disburse the collected funds then held in the Escrow Account as follows:
First, to the Escrow Agent in the amount of any fees then due and payable to such Agent (which shall not exceed on any Additional Closing Date the aggregate earnings, if any, on funds held in the Escrow Account, determined as of the business day immediately preceding such Closing Date); Second, to the Managing Placement Agent in an amount equal to the aggregate selling commissions and expense allowances then due and payable to the Selected Placement Agents pursuant to the Managing Placement Agent Agreement; and Third, to the Company in the amount of any balance then remaining in the Escrow Account.

         6. Books and Records. The Escrow Agent shall maintain accurate records of all transactions hereunder. Promptly upon the termination of escrow, or as may reasonably be requested by the Company or the Managing Placement Agent prior thereto, the Escrow Agent shall provide the Company and the Managing Placement Agent with a complete copy of such records, certified by the Escrow Agent to be a complete and accurate account of all such transactions. The authorized representatives of the Company and the Managing Placement Agent shall also have access to such books and records at all reasonable times during normal business hours upon reasonable notice to the Escrow Agent.

         7. Escrow Agent Fees. As compensation for services performed by it pursuant to this Agreement, the Escrow Agent shall be entitled to receive from the Company the fees set forth on Schedule A hereto; such fees shall be deducted from Escrow Income (as defined in such Schedule A), and the Company shall pay to the Escrow Agent on demand any portion of such fees which remains unpaid following the final Closing.

         8. Termination. This Agreement shall terminate on the final disposition of the moneys and property held in escrow under and pursuant to the terms hereof, provided that the rights of the Escrow Agent and the obligations of the Company under paragraphs 7 and 9 shall survive the termination hereof.

         9.   General Provisions.

         (a) This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto.

         (b) The Escrow Agent shall not be liable, except for its own negligence or willful misconduct and, except with respect to claims based upon such negligence or willful misconduct that are successfully asserted against the Escrow Agent. The Company shall indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement.

         (c) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give notice or advice, or to accept and acknowledge receipt, or to make any statement or execute any documents in connection with the provisions of this Agreement has been duly authorized to do so.

         (d) In the event that the Escrow Agent (i) shall be uncertain as to its duties arising under this Agreement or (ii) shall receive instructions from the Company or the Managing Placement Agent as to the funds held in the Escrow Account which, in its opinion, are inconsistent with each other or are in any conflict with any of the provisions of this Agreement, the Escrow Agent shall be authorized to hold any and all Subscription Proceeds received by it, together with any other amounts which shall accrue to or be deposited in the Escrow Account, pending the settlement of any such controversy by final adjudication of a court of competent jurisdiction, or the Escrow Agent may, at its option, deposit such funds with the clerk of a court of competent jurisdiction, in an appropriate proceeding to which all parties in interest are duly joined.


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         (e) The Escrow Agent (and any successor escrow agent) may at any time resign as such by delivering all amounts held in the Escrow Account to any successor escrow agent designated by the Company in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of the Escrow Agent will take effect (i) upon the appointment of a successor (including a court of competent jurisdiction) or (ii) thirty (30) days after the date of delivery of its written notice of resignation to the Company and the Managing Placement Agent, whichever first occurs. If at such time the Escrow Agent has not received a written designation of a successor escrow agent, the Escrow Agent's sole responsibility thereafter shall be to safekeep the funds held in the Escrow Account until receipt by the Escrow Agent of a written designation by the Company of a successor escrow agent or a final order of a court of competent jurisdiction.

         (f) The parties hereto hereby irrevocably submit to the jurisdiction of any Wisconsin state court or federal court sitting in Wisconsin in any action or proceeding arising out of or relating to this Agreement, and the parties hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard and determined in such state or federal court. The parties to this Agreement hereby consent to and grant to any such court jurisdiction over the persons of such parties and over the subject matter of any such dispute and agree that delivery or mailing of any process, instrument or other paper in connection with any such action or proceeding in the manner provided in this Agreement, or in such other manner as may be permitted by law, shall be valid and sufficient service of such process, instrument or other paper.

         (g) This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, and shall not be enforceable by or inure to the benefit of any third party. Except as provided herein with respect to a resignation by the Escrow Agent, no party hereto may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

         (h) This Agreement may only be modified by a written instrument signed by the parties hereto, and no waiver hereunder shall be effective unless in writing signed by the party to be charged.

         (i) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectibility of any security or other document or instrument held by or delivered to such Escrow Agent pursuant to the terms of this Agreement.

         (j) For purposes hereof, "Facsimile Notice" shall mean the delivery by telephone facsimile (FAX) of a notice, request, demand or other communication provided for herein, and "Confirmation" shall mean the delivery by hand (via commercial courier service or otherwise) or by first class mail, if and to the extent required hereunder, of a manually-signed (if applicable) counterpart of any such notice, demand or other communication. All Facsimile Notices and Confirmations shall be deemed given when received and shall be telecopied and delivered by hand, respectively, to the parties at the facsimile (FAX) telephone numbers and addresses listed below, or to such other persons or facsimile telephone numbers/addresses as the relevant party shall designate from time to time in writing delivered by hand as aforesaid:

     If to the Company:                          Harp & Eagle, Ltd.
                                                 Attention:  Cary James O'Dwanny
                                                 Facsimile Notice (FAX) Telephone Number:  (414) 290-6300
                                                 Confirmation Address:     1234 North Astor Street
                                                                           Milwaukee, Wisconsin 53202

     If to the Escrow Agent:                     Grafton State Bank
                                                 Escrow Department
                                                 Attention:  Dorothy Jochims
                                                 Facsimile Notice (FAX) Telephone Number:  (414) 377-6328
                                                 Confirmation Address:     101 Falls Road
                                                                           Grafton, Wisconsin  53024


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


     If to the Managing Placement Agent:         J.E. Liss & Company, Inc.
                                                 Attention:  Jerome E. Liss
                                                 Facsimile Notice (FAX) Telephone Number:  (414) 225-3168
                                                 Confirmation Address:     424 East Wisconsin Avenue
                                                                           Milwaukee, Wisconsin  53202

         (k) This Agreement shall be construed in accordance with and governed by the internal law of the State of Wisconsin.

         (l) This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the day and year first above written.


                                            International Monetary Systems, Ltd.




                                       By:
                                          --------------------------------------
                                               Cary James O'Dwanny, President



                                                  J.E. Liss & Company, Inc.




                                       By:
                                          --------------------------------------
                                                  Jerome E. Liss, President



                                                     Grafton State Bank




                                       By:
                                          --------------------------------------
                                                Thomas J. Sheehan, President





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


                                ESCROW AGREEMENT


                                   Schedule A



         This Schedule A to the Escrow Agreement, dated as of            , 2001,
by and among Grafton State Bank ("Escrow Agent"), International Monetary Systems, Ltd. ("Company") and J.E. Liss & Company, Inc. ("Managing Placement Agent"), sets forth the compensation arrangements referred to in paragraph 7 of such Agreement, as follows:

         For services performed by it pursuant to the Escrow Agreement, the Escrow Agent shall be entitled to receive from the Company fees in the amounts of $2,500, payable upon the execution hereof, plus $250 per Closing and $10 per subscriber (whether accepted or rejected); provided, however, that the Escrow Agent shall receive, in the aggregate, not less than $3,000 in consideration of its services rendered pursuant to the terms of the Escrow Agreement. Except for the initial payment due upon the execution of this Agreement, such fees shall be
(a) due and payable on the Initial Closing Date and each Additional Closing Date until paid in full and (b) payable, through the final Closing, only from and to the extent of available Escrow Income; provided that, if payments made from available Escrow Income, made at the Initial Closing and one or more Additional Closings are not, in the aggregate, sufficient to pay such fees in full, the Company shall pay on demand any such fees which remain unpaid following the final Closing. "Escrow Income" is the amount of interest and/or dividends, if any, which shall have been (x) paid on or in respect of the Escrow Account (representing earnings on funds held therein) and (y) deposited in such Account as collected funds on or prior to the business day immediately preceding such Initial Closing Date or Additional Closing Date, as the case may be. If and to the extent that Escrow Income exceeds the aggregate fees payable to the Escrow Agent hereunder, such excess shall be paid to the Company at the Initial Closing or Additional Closing(s), as the case may be. The foregoing notwithstanding, if the Offering is terminated prior to the Initial Closing, pursuant to the provisions of Section 12 of the Managing Placement Agent Agreement or otherwise, the Escrow Agent shall be entitled to receive fees in the aggregate amount of $3,500, and no more, payable by the Company on demand. All terms used herein shall have the same meanings ascribed to them in the Escrow Agreement of which this Schedule is a part.